Exhibit 99.1

U.S. $55,000,000

CREDIT AGREEMENT

Dated as of September 20, 2002

among

PMA CAPITAL CORPORATION,

BANK OF AMERICA, N.A.,

as Administrative Agent,

FLEET NATIONAL BANK,

as Syndication Agent,

CREDIT LYONNAIS NEW YORK BRANCH,

as Documentation Agent,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Book Manager

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES

Schedule 1.1	Management Group
Schedule 2.1	Commitments
Schedule 5.4	Licenses
Schedule 5.6	Taxes
Schedule 5.7	Subsidiaries
Schedule 5.14(a)	Environmental Matters
Schedule 5.14(b)	Environmental Matters
Schedule 5.18	Material Contracts
Schedule 5.19	Reinsurers and Collateral Securing Certain Reinsurers' Obligations
Schedule 7.3	Permitted Liens
Schedule 7.6	Transactions with Affiliates
Schedule 10.2	Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Notice of Conversion/Continuation
Exhibit C-1	Form of Compliance Certificate (GAAP Financial Statements)
Exhibit C-2	Form of Compliance Certificate (Statutory Financial Statements)
Exhibit D	Form of Legal Opinion of Borrower's Counsel
Exhibit E	Form of Assignment and Acceptance
Exhibit F	Form of Promissory Note

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CREDIT AGREEMENT

        This CREDIT AGREEMENT is entered into as of September 20, 2002, among PMA Capital Corporation, a Pennsylvania corporation (the “Borrower”), the several financial institutions from time to time party to this Agreement (collectively, the “Lenders”; individually, a “Lender”), Fleet National Bank, as syndication agent, Credit Lyonnais New York Branch, as documentation agent, and Bank of America, N.A. as administrative agent for the Lenders.

        WHEREAS, the Lenders have agreed to make available to the Borrower a secured revolving credit facility upon the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

        1.1 Certain Defined Terms. The following terms have the following meanings:

        “Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.9.

        “Administrative Agent-Related Persons” means Bank of America and any successor administrative agent arising under Section 9.9, together with their respective Affiliates (including, in the case of Bank of America, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        “Administrative Agent’s Payment Office” means the address for payments set forth on Schedule 10.2 or such other address as the Administrative Agent may from time to time specify.

        “Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

        "Agreement" means this Credit Agreement.

        “Annual Statement” means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith, prepared in accordance with Statutory Accounting

Practices. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 2001 Annual Statements for the applicable Insurance Subsidiary. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2001 Annual Statement of the Insurance Subsidiary.

        “Applicable Margin” means 1.80%.

        “Appraisal” means a real estate appraisal conducted in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation) and all Requirements of Law applicable to the Lenders, and applicable internal policies of the Administrative Agent, undertaken by an independent appraisal firm satisfactory to the Administrative Agent and the Required Lenders, and providing an assessment of fair market value of a parcel or property, and taking into account any and all Estimated Remediation Costs.

        “Assignee”  has the meaning specified in subsection 10.8(a).

        “Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

        “Augmenting Lender” has the meaning specified in Section 2.17.

        “Available Dividend Amount” means, with respect to any Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is, or would be if such period were a fiscal year, permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

        "Bank of America" means Bank of America, N. A.

        "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

        “BAS” means Banc of America Securities LLC.

        “Base Rate” means a fluctuating rate per annum equal to the higher of: (a) the Federal Funds Rate plus 1/2 of 1%; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. Such rate is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

        “Benefit Arrangement” means any employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        “Borrowing” means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Lenders under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

        “Borrowing Date” means any date on which a Borrowing occurs under Section 2.3.

        “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent’s Office is located are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings in deposits are carried on in the applicable offshore dollar interbank market.

        “Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

        "Capital Expenditures" means, for any period, the sum of

        (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

        (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

        “Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capitalization Ratio"  means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date.

        “Cash Coverage Ratio” means as of the last day of any period of four consecutive fiscal quarters (the “Measurement Period”), the ratio of:

        (i) the aggregate of (A) the Available Dividend Amount for the Measurement Period for the Insurance Subsidiaries, other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary plus (B) the Net Tax Sharing Payments (whether a positive or negative number) for the Measurement Period, to

        (ii) the aggregate of (C) Interest Expense incurred during the Measurement Period, plus (D) Restricted Payments (other than as permitted under Section 7.5(i)) during the Measurement Period, plus (E) the aggregate of all operating costs and expenses of the Borrower, including rent, utilities and payroll expenses paid by the Borrower during the Measurement Period.

        “Cash Equivalents” means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one hundred eighty (180) days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within one hundred eighty (180) days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by S&P and at least P-1 or the equivalent thereof by Moody’s, (iii) time deposits, certificates of deposit and banker’s acceptances maturing within one hundred eighty (180) days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody’s, (iv) repurchase obligations of a bank or trust company described in clause (iii) above and having a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) repurchase obligations of brokers, dealers and other parties with a long-term unsecured debt rating of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent by Moody’s of the types of securities described in clause (i) above and having a term not exceeding seven (7) days.

        “CERCLA” has the meaning specified in the definition of “Environmental Laws.”

        “Change of Control” shall occur at any time any of the following shall occur: (i) any Person, including, without limitation, any individual member of the Management Group, or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; provided, however, The PMA Foundation, a Pennsylvania non-profit corporation, together with its Affiliates, may become the beneficial owner of securities of the

Borrower representing not more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Borrower so long as it remains a non-profit corporation that has no members with voting rights and the Management Group collectively may become the beneficial owner of securities of the Borrower representing not more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Borrower, or unless the increase in beneficial ownership results from the decrease in shares of voting stock outstanding, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors of the Borrower as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

        “Closing Date” means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Lenders (or, in the case of subsection 4.1(a)(v), waived by the Person entitled to receive such payment).

        “Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

        “Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement or under any other documents executed by any such Person and delivered to the Administrative Agent or the Lenders.

        “Collateral Documents” means, collectively, (i) the Pledge Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Borrower or any Subsidiary and the Lenders or the Administrative Agents for the benefit of the Lenders now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower or any Subsidiary as debtor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

        “Combined Annual Statement” means, with respect to PMACIC and the Consolidated Affiliates, the combined annual statement of such entities on the Fire and Casualty form (or any successor form thereto) as required to be filed by any such entity with the Insurance Regulatory Authority of its jurisdiction of domicile in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

        “Commitment”, as to each Lender, has the meaning specified in Section 2.1.

        “Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 or Exhibit C-2, as applicable.

        “Consolidated Affiliates” means, collectively, the PMA Group and any other fire and casualty insurance company that is or hereafter becomes an Affiliate of PMACIC and the accounts of which are prescribed or permitted by Statutory Accounting Principles to be consolidated with those of PMACIC for purposes of any Combined Annual Statements.

        “Consolidated Indebtedness” means, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

        “Consolidated Net Income” means, for any period, all amounts which, in conformity with GAAP consistently applied, would be included under net income on a consolidated income statement of the Borrower and each of its Subsidiaries for such period.

        “Consolidated Net Worth” means, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP but (i) excluding any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, and (ii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

        “Consolidated Statutory Surplus” means, as to all Insurance Subsidiaries domiciled in the United States, as of any date, the sum (without duplication) of the total amounts shown on line 32, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, excluding in each case any finance Subsidiary that is a Subsidiary of an Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

        “Contingent Obligation” means, as to any Person (without duplication), any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit excluding any Letter of Credit under the Letter of Credit Agreement or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract; provided, however, that, with respect to the Borrower and its Subsidiaries, the terms Contingent Obligation and Guaranty Obligation shall not include (w) guarantees or agreements issued by the Borrower to Insurance Regulatory Authorities pursuant to which the Borrower agrees to maintain the statutory surplus of PMAIC and MAICO in an amount (in each case) not to exceed $7,500,000, (x) guarantees or agreements issued by the Borrower to PMAIC pursuant to which the Borrower agrees to maintain the statutory surplus of PMA Holdings, Cayman Ltd. in an amount not to exceed $15,000,000, (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its business under insurance policies or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder so long as such security consists of letters of credit under the Letter of Credit Agreement or any collateral pursuant to Regulation 114 Trusts.)

        “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

        “Conversion/Continuation Date” means any date on which, under Section 2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

        “Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C-1 or Exhibit C-2, as applicable.

        “Debt Rating” means, as of any date of determination, the rating as determined by S&P of the Borrower’s senior unsecured long-term debt without credit enhancement.

        “Declining Lender” has the meaning specified in Section 2.16(b).

        “Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        “Disposition” means (i) the sale, lease, conveyance or other disposition of property other than to the Borrower or any Subsidiary, or (ii) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower and held by such transferor Person, other than the sale of investment securities in the investment portfolio in the ordinary course of business and other than a sale or transfer to the Borrower or a Subsidiary.

        “Dollars”, “dollars” and “$” each mean lawful money of the United States.

        “Effective Date” has the meaning specified in Section 2.16(c).

        “Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and (d) any other Person the Borrower or the Administrative Agent shall agree to permit to be an Eligible Assignee.

        “Environmental Claims” means all claims (other than claims in the ordinary course of business under Insurance Agreements or Reinsurance Agreements written or assumed by any Insurance Subsidiary), however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non- accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Materials at, in, or from property, whether or not owned by the Borrower.

        “Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

        “ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

        “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

        “ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

        “Estimated Remediation Costs” means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to “cap” or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

        “Eurodollar Reserve Percentage” has the meaning specified in the definition of “Offshore Rate”.

        “Event of Default” means any of the events or circumstances specified in Section 8.1.

        “Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

        “Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

        “FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

        “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

        “Fee Letter” has the meaning specified in subsection 2.10(a).

        "Fitch" means Fitch, Inc., its successors and assigns.

        “FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

        “Further Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

        “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to the Administrative Agent, and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        “Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

        “Hazardous Materials” means any substances or materials (a) that are defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (c) the presence of which require investigation or response under any Environmental Law, (d) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (e) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (f) that contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

        “Historical Statutory Statements” has the meaning specified in Section 5.11(b).

        “Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases or Synthetic Lease Obligations; (g) all obligations with respect to Swap Contracts; (h) all obligations with respect to (x) any loans made to any executives of the Borrower or any its Subsidiaries that are guaranteed by the Borrower and (y) any obligations with respect to repurchase or redemption of shares by the Borrower; (i) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

        “Indemnified Liabilities” has the meaning specified in Section 10.5.

        “Indemnified Person” has the meaning specified in Section 10.5.

        “Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

        “Insurance Agreement” means all contracts of insurance issued by any Insurance Subsidiary.

        “Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

        “Insurance Subsidiary” means any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of PMACIC, PMAIC, PMIC and MAICO.

        “Interest Expense” means, for any period, total interest expense of the Borrower for such period in respect of Indebtedness of the Borrower and its Subsidiaries (including all such interest expense accrued or capitalized during such period, whether or not actually paid during such period, and such portion of finance leases properly characterized as interest), adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection therewith, all as determined on a consolidated basis in accordance with GAAP.

        “Interest Payment Date” means, as to an Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

        “Interest Period” means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

        provided that:

        (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

        (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

        (iii) unless the Administrative Agent otherwise consents, there may not be more than four Interest Periods in effect at any time.

        “Invested Assets” means, with respect to any Person, the amount, on a consolidated basis, of such Person’s investments, cash and cash equivalents as reflected on its most recent balance sheet.

        “Investment Grade Securities” means securities (other than those issued by an Affiliate of the Borrower) that are rated at least the following rating by at least two of the following rating agencies: BBB- by S&P, BBB- by Fitch, Baa3 by Moody’s, or NAIC 2 by NAIC; provided that securities rated by only one such rating agency shall be Investment Grade Securities if they are rated at least the rating by such rating agency set forth in this sentence.

        “Investments” has the meaning specified in Section 7.4.

        “IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

        “Joint Venture” means a partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

        “Lead Arranger” means BAS in its capacity as sole lead arranger and sole book manager.

        “Lender” means each lender from time to time party hereto.

        “Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” or “Offshore Lending Office”, as the case may be, on Schedule 10.2, or such other office or offices as the Lender may from time to time notify the Borrower and the Administrative Agent.

        “Letter of Credit Agreement” means that certain Letter of Credit Agreement among the Borrower, each subsidiary of the Borrower which is or may become a party thereto, the banks and other lending institutions party thereto and Fleet National Bank as agent for itself and the other banks and as issuing bank for letters of credit.

        “Licenses” has the meaning specified in Section 5.4.

        “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

        “Loan” means an extension of credit by a Lender to the Borrower under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a “Type” of Loan).

        “Loan Documents” means this Agreement, any Notes, the Collateral Documents, the Fee Letter, and all other documents delivered to the Administrative Agent or any Lender in connection with the transactions contemplated by this Agreement.

        “MAICO” means Manufacturers Alliance Insurance Company, a Pennsylvania insurance corporation.

        “Management Group” means, collectively, the individuals listed on Schedule 1.1; provided, however, each individual shall be included in the Management Group only so long as such individual is a member of the Borrower’s Board of Directors or is employed by the Borrower or any Material Insurance Subsidiary in a senior management position.

        “Margin Stock” has the meaning given to such term in Regulation U.

        “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

        “Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

        “Material Insurance Subsidiary” means an Insurance Subsidiary which is a Material Subsidiary, excluding Caliber One Indemnity Company, a Delaware insurance company.

        “Material Subsidiary” means each of (i) PMACIC, (ii) the members of the PMA Group, (iii) at the relevant time of determination, any Subsidiary of the Borrower having (after the elimination of intercompany accounts) (y) assets constituting at least five percent (5%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, or (z) revenues constituting at least ten percent (10%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis, in each case as determined as of the date of the financial statements of the Borrower and its Subsidiaries most recently delivered under Section 6.1 prior to such time, and (v) any Subsidiary that has one of the foregoing as a Subsidiary.

        "Maturity Date" means the Termination Date.

        "Moody's" means Moody's Investors Service, Inc., its successors and assigns.

        “Mortgage” means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

        “Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes, any Person which ceased to be a member of the ERISA Group during such five (5) year period.

        “NAIC” means the National Association of Insurance Commissioners and any successor thereto.

        “Net Issuance Proceeds” means, as to any issuance of debt or equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs, commissions and expenses paid or incurred in connection therewith in favor of any other Person not an Affiliate of such Person.

        “Net Proceeds” means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. “Net Proceeds” shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

        “Net Tax Sharing Payments” means, for any period, (i) the aggregate (without duplication) of all payments made or to be made to the Borrower by its Subsidiaries pursuant to tax sharing or allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, minus  (ii) the aggregate (without duplication) of all foreign, federal, state or local income, franchise and other tax payments (net of payments received or to be received during such period) made or to be made by the Borrower in respect of taxable income realized during such period and any payments made or to be made by the Borrower during such period pursuant to such tax sharing or tax allocation agreement or arrangement.

        “Note” means a promissory note executed by the Borrower in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

        “Notice of Borrowing” means a notice in substantially the form of Exhibit A.

        “Notice of Conversion/Continuation” means a notice in substantially the form of Exhibit B.

        “Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Lender, the Administrative

Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

        “Offshore Rate” means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

        Offshore Rate = LIBOR
                                   1.00 — Eurodollar Reserve Percentage

        Where,

        “LIBOR” means (a) the rate per annum equal to the rate (carried out to the fifth decimal place) determined by the Administrative Agent to be the offered rate that appears on Page 3750 of the Telerate Screen for deposits in Dollars (delivery on the first day of such Interest Period) with a term equivalent to such Interest Period determined at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

        (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

        (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

        “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

        The determination of the Eurodollar Reserve Percentage and LIBOR by the Administrative Agent shall be conclusive in the absence of manifest error.

        “Offshore Rate Loan” means a Loan that bears interest based on the Offshore Rate.

        “Organization Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

        “Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        “Participant” has the meaning specified in subsection 10.8(d).

        “PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

        “Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

        “Permitted Liens” has the meaning specified in Section 7.3.

        “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

        “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

        “Pledge Agreement” means the Pledge Agreement executed and delivered by the Borrower pursuant to Section 4.1(a)(vi), in form and substance satisfactory to the Administrative Agent, as amended, restated, extended, renewed, partially released or otherwise modified from time to time, providing for the pledge of the stock of PMACIC.

        “Pledged Collateral” has the meaning specified in the Pledge Agreement.

        "PMA Group" means PMAIC, MAICO and PMIC.

        “PMACIC” means PMA Capital Insurance Company, a Pennsylvania insurance corporation.

        “PMAIC” means Pennsylvania Manufacturers’ Association Insurance Company, a Pennsylvania insurance corporation.

        “PMIC” means Pennsylvania Manufacturers Indemnity Company, a Pennsylvania insurance corporation.

        “Pro Rata Share” means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender’s Commitment divided by the combined Commitments of all Lenders.

        “Quarterly Statement” means, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

        “Reinsurance Agreement” means any agreement, contract, treaty, certificate of other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary.

        “Replacement Lender” has the meaning specified in Section 3.7.

        “Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

        “Required Lenders” means, at any time Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no amounts are outstanding, Lenders then having at least 51% of the aggregate amount of the Commitments.

        “Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        “Responsible Officer” means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

        “Restricted Payments” has the meaning specified in Section 7.5.

        “Revolving Credit Agreement” means that certain $235,000,000 Revolving Credit Agreement among the Borrower and the lenders party thereto, The Bank of New York, as administrative agent for the lenders, and First Union National Bank, as documentation agent for the lenders, dated as of March 14, 1997, as amended.

        “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        “Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

        "S&P" means Standard &Poor's Rating Group.

        “Stated Maturity Date” means, with respect to the outstanding principal amount of loans that may be converted to a Term Loan pursuant to Section 2.1(b), the first anniversary of the Maturity Date.

        “Statutory Accounting Practices” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements.

        “Subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interest having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

        “Surety Instruments” means all letters of credit (including standby and commercial but excluding letters of credit in connection with any reinsurance or insurance arrangement issued under the Letter of Credit Agreement), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        “Surplus Relief Reinsurance Agreement” means any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 (“FAS 113”) issued by the Financial Accounting Standards Board.

        “Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

        “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Borrower based upon one or more mid- market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender.)

        “Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

        “Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on or measured by its net income or revenues (including franchise or gross receipt taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

        “Term Loan” has the meaning specified in Section 2.1(b).

        “Term Out Period” means the period during which the Term Loan described in Section 2.1(b) is outstanding.

        “Termination Date” shall mean September 19, 2003, as extended pursuant to Section 2.16.

        “Type” has the meaning specified in the definition of “Loan.”

        “UCC” means the Uniform Commercial Code as in effect in the State of New York.

        “Unfunded Liabilities” means, with respect to any Pension Plan at any time, the amount (if any) by which (i) the present value determined in accordance with the assumptions used for determining present value under the Pension Plan of all benefits under such Pension Plan exceeds (ii) the fair market value of all Pension Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Pension Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

        “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." each means the United States of America.

        “Wholly Owned Subsidiary” means any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly Owned Subsidiaries, or both.

        1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words “hereof,”“herein,”“hereunder”and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                     (ii) The term "including" is not limiting and means "including without limitation."

                     (iii) In the computation of periods of time from a specified date to a later specified date, the word “from”means “from and including”; the words “to”and “until”each mean “to but excluding”, and the word “through”means “to and including.”

                     (iv) The term “property”includes any kind of property or asset, real, personal or mixed, tangible or intangible.

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’involvement in their preparation.

        1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

ARTICLE II
THE CREDITS

        2.1 Terms of Commitments. (a) Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or increased under Section 2.17 or as a result of one or more assignments under Section 10.8, the Lender’s “Commitment”); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. This is a revolving credit and, subject to the foregoing and the terms and conditions hereof, the Borrower may borrow, convert, continue, prepay and reborrow as set forth herein without premium or penalty.

               (b) On the Maturity Date, the outstanding principal amount of any loans made to the Borrower pursuant to Section 2.1(a) above may, in the Borrower’s sole discretion, be converted to a term loan (such loan, a “Term Loan”) upon written notice to the Administrative Agent not less than 30 days prior to the Maturity Date which shall be repayable in a single payment on the Stated Maturity Date, provided that (i) no Event of Default or Default shall have occurred or then be continuing when such notice is given, (ii) the Consolidated Statutory Surplus of the Insurance Subsidiaries domiciled in the United States shall be at least $625,000,000 as of June 30, 2003 and (iii) Consolidated Net Income plus interest expense plus taxes for the four fiscal quarters ended June 30, 2003 shall be at least $60,000,000 and the Borrower provides a certificate of an officer of the Borrower certifying as to the matters set forth in clause (i) through (iii). Upon the Administrative Agent’s receipt of a notice from the Borrower in accordance with this subsection 2.1(b) to convert the outstanding principal amount of loans made to the Borrower into a Term Loan, the Administrative Agent shall notify the Lenders and, in the case of Loans made under Section 2.2(a), the Administrative Agent and such Lenders shall note such conversion on the loan account or records maintained by the Administrative Agent and such

Lenders and, in the case of Loans made under Section 2.2(b), the Administrative Agent and such Lenders shall note such conversion on the schedules annexed to its Note(s). If such election is not made, the Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

               (c) Subject to the terms and conditions of this Agreement, the Type of Loan shall be at the sole option of the Borrower.

        2.2 Loan Accounts. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error/rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

               (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall set forth on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrower to endorse its Note(s) and each Lender’s record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender. Each Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender’s Commitment, (v) bear interest in accordance with the provisions of Section 2.9, as the same may be applicable to the Lender’s Commitment from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

        2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Borrower’s irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                             (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                             (B) the requested Borrowing Date, which shall be a Business Day;

                             (C) the Type of Loans comprising the Borrowing; and

                             (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

               (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender’s Pro Rata Share of that Borrowing.

               (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Payment Office by 12:00 p.m. (Chicago time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of like funds as received by the Administrative Agent.

               (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.

        2.4 Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

     (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

     (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

               (b) The Borrower shall deliver a Notice of Conversion/ Continuation to be received by the Administrative Agent not later than 10:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                     (A) the proposed Conversion/Continuation Date;

                     (B) the aggregate amount of Loans to be converted or continued;

                     (C) the Type of Loans resulting from the proposed conversion or continuation; and

                     (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period for Offshore Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

               (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/ Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

               (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.

        2.5 Voluntary Termination or Reduction of Commitments. The Borrower may, upon not less than five Business Days’prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

        2.6 Optional Prepayments. Subject to Section 3.4, the Borrower may, at any time or from time to time, upon not less than three Business Days’irrevocable notice to the Administrative Agent, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the

Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

        2.7 Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

               (a) Asset Dispositions. If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition, then (i) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (ii) promptly upon, and in no event later than three Business Days after, receipt by the Borrower or the Subsidiary of Net Proceeds of any Disposition (other than Dispositions the Net Proceeds of which are less than $15,000,000 in the aggregate), the Borrower shall prepay Loans in an aggregate amount equal to the amount of such Net Proceeds.

               (b) Equity Issuance. If the Borrower or any of its Subsidiaries shall issue new common or preferred equity (other than to the Borrower or a Subsidiary), the Borrower or such Subsidiary shall promptly notify the Administrative Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than three Business Days after, receipt by the Borrower or such Subsidiary of fifty percent (50%) of the Net Issuance Proceeds of such issuance, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of such Net Issuance Proceeds.

               (c) Debt Issuance. If the Borrower or any of its Subsidiaries shall issue debt, other than debt permitted under Section 7.2, the Borrower or such Subsidiary shall promptly notify the Administrative Agent of the estimated Net Proceeds of such issuance to be received by the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than three Business Days after receipt by the Borrower or such Subsidiary of Net Proceeds of such issuance, the Borrower or such Subsidiary shall prepay the Loans in an aggregate amount equal to the amount of one hundred percent (100%) of such Net Proceeds. Notwithstanding anything else stated in this Agreement, the first $5,000,000 in the aggregate of all (i) prepayments under this clause (c) or (ii) other prepayments to avoid breach of Section 7.2 hereof (and any Commitment reductions with respect thereto) will be applied solely to Loans payable to Bank of America. The Pro Rata Shares of the Lenders would be adjusted accordingly. Nothing in this clause (c) shall limit the rights of the Lenders with respect to any Event of Default that may have occurred by reason of the incurrence of such debt.

               (d) General. Any prepayments pursuant to this Section 2.7 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. The Borrower shall pay, together with each prepayment under this Section 2.7, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.4.

               (e) Reduction of Commitment. Upon the making of any mandatory prepayment under this Section 2.7, the Commitment of each Lender shall automatically be reduced by an amount equal to such Lender’s ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. If the outstanding Loans are less than the prepayments required under this Section 2.7, the Commitments shall be reduced by the amount of the prepayment that would have been required if the outstanding Loans equaled the Commitments. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

        2.8 Use of Proceeds. The Borrower will only use the proceeds of the Loans to refinance existing debt, for working capital, Capital Expenditures, and other lawful corporate purposes, including acquisitions of companies in the insurance industry and to repurchase stock; provided that, the proceeds of the Loans are not used to acquire any Margin Stock or equity interests in any Person, other than investments in equity investments in the ordinary course of business unless the board of directors or equivalent of such entity approves such acquisition. No more than 25% of the assets of the Borrower and its Subsidiaries consist of Margin Stock.

        2.9 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to the Borrower’s right to convert to other Types of Loans under Section 2.4).

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.6 or Section 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment of Loans) in full thereof and termination of this Agreement, and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

               (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

               (d) Notwithstanding subsection (a) of this Section, during the Term Out Period, the Borrower shall pay interest on the principal amount of all outstanding Loans at a rate per annum which is determined by adding 0.5% per annum to the interest rate otherwise in effect for such Loans.

               (e) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

        2.10 Fees. (a) The Borrower shall pay an arrangement fee to the Lead Arranger for the Lead Arranger’s own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent’s own account, as required by the letter agreement (“Fee Letter”) between the Borrower and the Lead Arranger and the Administrative Agent dated August 23, 2002.

               (b) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the actual daily unused portion of such Lender’s Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to 0.375 percent per annum. Such commitment fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on September 30, 2002 through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5 or Section 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate”shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days (including the first day, but excluding the last day) elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days (including the first day, but excluding the last day) elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

        2.12 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of “Interest Period”herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        2.13 Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

        2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

        2.15 Security. All obligations of the Borrower under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

        2.16 Extension of Termination Date. (a) Not earlier than 60 days prior to, nor later than 45 days prior to, each anniversary of the Closing Date, the Borrower may request by written notice made to the Administrative Agent (who shall promptly notify the Lenders) a one year extension of the Termination Date. Such request shall include a certificate signed by a Responsible Officer stating that (i) the representations and warranties contained in Article V are true and correct in all material respects on and as of the date of such certificate and (ii) no Default or Event of Default exists. Each Lender shall notify the Administrative Agent by written notice whether it consents to or declines such request within 30 Business Days of such notice. Any Lender not responding within the above time period shall be deemed to have not consented to extending the Termination Date. The Administrative Agent shall, after receiving the notifications from all of the Lenders or the expiration of such period, whichever is earlier, notify the Borrower and the Lenders of the results thereof.

               (b) If any Lender declines, or is deemed to have declined, to consent to such request for extension (a “Declining Lender”), the Borrower may cause any Declining Lender to be removed and/or replaced as a Lender pursuant to Section 10.16.

               (c) If, after giving effect to any removals or replacements of Lenders pursuant to the prior subsection, all Lenders have consented to extending the Termination Date, it shall be extended for 364 days, effective as of date to be determined by the Administrative Agent and the Borrower (the “Effective Date”), and the Administrative Agent shall promptly notify the Lenders thereof. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent on or prior to the Effective Date, in form and substance satisfactory to the Administrative Agent: (i) corporate resolutions and incumbency certificates of the Borrower dated as of the Effective Date approving such extension in sufficient copies for each Lender, (ii) a certificate signed by a Responsible Officer of the Borrower of the type referred to in Section 4.1(a)(viii), and (iii) new or amended Notes for any new or affected Lender reflecting such new or revised Commitments. The Administrative Agent shall distribute an amended Schedule 2.1 (which shall thereafter be incorporated into this Agreement), to reflect any changes in Lenders, the Commitments and each Lender’s Pro Rata Share thereof.

        2.17 Increase of Commitments. The Borrower may from time to time, by notice to the Administrative Agent, request that the aggregate Commitments be increased by an amount that will not result in the aggregate Commitments under this Agreement to exceed $75,000,000. Each such notice shall set forth the requested amount of the increase in the Commitments and the date on which such increase is to become effective. The Borrower shall have the right, but not the obligation, to arrange for one or more commercial banks or other financial institutions (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Lender with its consent, to extend Commitments or increase their existing Commitments in an aggregate amount up to, but not greater than, the requested increase, provided that each Augmenting Lender, if not already a Lender hereunder (i) shall extend a new Commitment of not less than $5,000,000, (ii) shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Lender hereunder and (iii) shall be consented to by the Administrative Agent. If (and only if) Lenders (including Augmenting Lenders) shall have agreed to increase their aggregate Commitments or to extend new Commitments in an aggregate amount of not less than $5,000,000 in the aggregate, such increases and such new Commitments shall become effective on the date agreed to by the Borrower, the Augmenting Lenders and the Administrative Agent. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in Section 4.2(b) and (c)  shall be satisfied (with all references in such paragraphs to a Loan being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower.

        Upon the effectiveness of any increase pursuant to this Section 2.17 of the aggregate Commitments and any resulting adjustment in the Pro Rata Share, the Lenders and the Augmenting Lenders will purchase from each other and sell to each other outstanding Loans sufficient to cause the outstanding Loans of each Lender and Augmenting Lender to equal its Pro Rata Share (as so adjusted) of the aggregate outstanding Loans. Such purchase and sale shall be made pursuant to Section 10.8 except that no minimum amount shall be required, no processing fee shall be charged and, if any Lender shall suffer a loss or incur an expense as a result of the effectiveness of such purchase or sale being during an Interest Period, the Borrower shall reimburse such Lender the amount of such loss or expense. Each such Lender shall furnish the Borrower with a certificate setting forth the basis for determining the amount to be paid to it hereunder.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

        3.1 Taxes. (a) Except as otherwise required by law, any and all payments by the Borrower to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

        (b) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

     (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) the Borrower shall make such deductions and withholdings; and

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

               (c) The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes and (ii) Other Taxes in the amount that the respective Lender in good faith specifies as paid and necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor. Any refund or credit of Taxes or Other Taxes to a Lender or the Administrative Agent, including as a result of being incorrectly or illegally asserted, shall be remitted by the Lender or the Administrative Agent to the Borrower, and the Lender and the Administrative Agent agree that they will reasonably cooperate with the Borrower to pursue any claim that such Tax or Other Tax was incorrectly or illegally asserted.

               (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Lender or the Administrative Agent.

               (e) If the Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise materially disadvantageous to such Lender.

               (f) Notwithstanding the foregoing subsections 3.1(a) through (e), the Borrower shall not be required to pay any additional amounts to any Lender in respect of United States withholding tax pursuant to such subsections if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the requirements of Section 9.10  or (ii) such Lender shall not have furnished the Administrative Agent and the Borrower with such forms listed in Section 9.10 and shall have not taken such other steps as reasonably may be available to it under applicable tax laws any and applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

        3.2 Illegality. (a) If any Lender reasonably determines in good faith that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

               (b) If a Lender reasonably determines in good faith that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender and the affected Lender shall make available to the Borrower, in the amount of such repayment, a Base Rate Loan.

        3.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrower shall be liable for, and shall from time to time, within 15 days of written demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. Each Lender will promptly, but in no event later than ninety (90) days after the officer of the Lender having primary responsibility for this Agreement has knowledge thereof, notify the Borrower of any event occurring after the date hereof that would entitle such Lender to compensation pursuant to this subsection (a).

               (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, within 15 days of written demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Each Lender will promptly, but in no event later than ninety (90) days after the officer of the Lender having primary responsibility for this Agreement has knowledge thereof, notify the Borrower of any event occurring after the date hereof that would entitle such Lender to compensation pursuant to this subsection (b).

        3.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

               (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

               (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

               (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at LIBOR in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        3.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

        3.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

        3.7 Substitution of Lenders. Upon the receipt by the Borrower from any Lender (an “Affected Lender”) of a claim for compensation under Section 3.3, the Borrower may: (i) request the Affected Lender to use its best efforts to obtain a replacement lender or financial institution satisfactory to the Borrower and to the Administrative Agent (a “Replacement Lender”) to acquire and assume all or a ratable part of all of such Affected Lender’s Loans and Commitment; (ii) request one more of the other Lenders to consent to acquire and assume all or part of such Affected Lender’s Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Upon any acquisition and assumption under this Section 3.7, if any Affected Lender shall incur a loss or expense, the Borrower will reimburse said Lender as if it had made a prepayment under Section 3.4.

        3.8 Survival. The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

ARTICLE IV
CONDITIONS PRECEDENT

        4.1 Conditions of Initial Loans. The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

               (a) Unless waived by all of the Lenders, the Administrative Agent’s receipt of the following on or before the Closing Date in form and substance satisfactory to the Administrative Agent, and each Lender, and in sufficient copies for each Lender:

               (i)Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

               (ii)Resolutions; Incumbency. (a) Copies of the resolutions of the board of directors of the Borrower and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

     (b) A certificate of the Secretary or Assistant Secretary of the Borrower, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Borrower or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (iii)Organization Documents; Good Standing. Each of the following documents:

     (a) the articles or certificate of incorporation and the bylaws of the Borrower and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower or such Subsidiary as of the Closing Date; and

     (b) a good standing certificate for the Borrower and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Borrower or such Subsidiary is qualified to do business as a foreign corporation as of a recent date;

               (iv) an opinion of Counsel to the Borrower substantially in the form of Exhibit D hereto.

               (v) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Bank of America); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.4;

               (vi) Collateral Documents. The Collateral Documents, executed by the Borrower, in appropriate form for recording, where necessary, together with all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent or the Lenders may specify for each Lender.

               (vii) Evidence of Termination of Revolving Credit Agreement.Evidence that the Revolving Credit Agreement will be terminated concurrently with the initial Loan under this Agreement and the repayment of all Indebtedness thereunder.

               (viii) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

(a) the representations and warranties contained in Article V are true and correct in all material respects on and as of such date, as though made on and as of such date;

(b) no Default or Event of Default exists or would result from the initial Borrowing;

(c) there has occurred since June 30, 2002 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

     (d) no actions, suits, investigations or proceedings are pending or to such individual’s knowledge threatened in any court or before any arbitrator or governmental authority that if adversely determined would have a Material Adverse Effect.

               (ix)Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

(b) The Debt Rating shall be at least BBB- on the Closing Date.

        4.2 Conditions to All Borrowings. The obligation of each Lender to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

               (a)Notice of Borrowing. The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing;

               (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date with the same effect as if made on and as of such

Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

               (c)No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing; and

        Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section 4.2 are satisfied.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender that:

        5.1 Corporate Existence and Power. Each of the Borrower and its Material Subsidiaries:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the full corporate power and authority to execute, deliver and perform the Loan Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (c) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

        5.2 Corporate Authorization.

        The Borrower has taken all necessary corporate action to execute, deliver and perform each of the Loan Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Loan Documents to which it is or will be a party. This Agreement constitutes, and each of the other Loan Documents upon execution and delivery by the Borrower will constitute, assuming the due execution of the other parties hereto, the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as Borrower, enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’rights generally or by general equitable principles.

        5.3 No Violation.

        The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents, and compliance by it with the terms hereof and thereof, do not and will not (a) contravene any Requirement of Law applicable to the Borrower, (b) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (c) contravene the terms of the Borrower’s

Organizational Documents or (d) result in or require the creation or imposition of any Lien upon any of its properties or assets except to the extent provided in the Loan Documents. No Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Loan Documents, the Letter of Credit Agreement or applicable Requirements of Law.

        5.4 Third Party Consent.

               (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents or the legality, validity or enforceability hereof or thereof.

               (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties except where the failure to do so would not have a Material Adverse Effect.

               (c) Schedule 5.4 lists with respect to each Material Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Material Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the “Licenses”), and indicates the line or lines of insurance in which each such Material Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Borrower, (a) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (b) there is no sustainable basis for such a suspension, revocation or limitation, and (c) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Material Insurance Subsidiary transacts as of the Closing Date any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 5.4, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

        5.5 Litigation

        There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect or (ii) with respect to this Agreement or any of the other Loan Documents.

        5.6 Taxes.

        Each of the Borrower and its Subsidiaries has timely filed all federal and all material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as set forth on Schedule 5.6, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries; and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP.

        5.7 Subsidiaries.

        Schedule 5.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof, and indicates in each case whether such Subsidiary is a Material Subsidiary.

        5.8 Full Disclosure.

        All factual information heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

        5.9 Margin Regulations.

        Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Loans made to the Borrower will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act and less than twenty five percent (25%) of the assets subject to Section 7.1 and 7.2 consists of Margin Stock.

        5.10 No Material Adverse Effect.

        Since June 30, 2002, no event, condition or state of facts has existed that could reasonably be expected to result in a Material Adverse Effect.

        5.11 Financial Matters.

               (a) The Borrower has heretofore furnished to the Administrative Agent copies of the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1999, 2000 and 2001 and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2002 and the related statements of income, stockholders’equity and cash flows for the fiscal years or quarter then ended, together, in the case of the audited financial statements, with the opinions of PricewaterhouseCoopers, L.L.P. Such financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations as of the respective date of those financial statements with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

               (b) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the Annual Statements of each of the Insurance Subsidiaries as of December 31, 1999, 2000 and 2001 for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority (collectively, the “Historical Statutory Statements”). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with Statutory Accounting Practices, were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Practices, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

               (c) Each of the Borrower and its Material Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) will have capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) will have assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and

(z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) will not intend to, and will not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

        5.12 Ownership of Properties.

        Each of the Borrower and its Material Subsidiaries (a) has good and marketable title to all real property owned by it, (b) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (c) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (a), (b) and (c) above free and clear of all Liens other than Permitted Liens.

        5.13 ERISA.

        Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        5.14 Environmental Matters.

               (a) Except as set forth in Schedule 5.14(a), no Hazardous Materials are or, to the knowledge of the Borrower, have been generated, released, treated or disposed of by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person or otherwise, in, on or under any portion of any real property owned by the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and, to the knowledge of the Borrower, no portion of any such real property has been contaminated by any Hazardous Materials. For purposes of this Section 5.14, “contaminated”means the presence of Hazardous Materials that require or required within five years prior to the date of this Agreement, as the case may be, remediation under any Environmental Law.

               (b) Except as set forth on Schedule 5.14(b), to the knowledge of the Borrower, (i) no portion of any real property owned by the Borrower or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time owned by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the “National Priorities List”or “CERCLIS List”(or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property owned by the Borrower or any of its Subsidiaries.

               (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Other than claims in the ordinary course of business pursuant to insurance or reinsurance policies written or assumed by an Insurance Subsidiary, neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

        5.15 Compliance with Laws.

        Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

        5.16 Regulated Industries.

        Neither the Borrower nor any of its Subsidiaries is (i) an “investment company,”a company “controlled”by an “investment company,”or an “investment advisor,”within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company,”a “subsidiary company”of a “holding company,”or an “affiliate”of a “holding company”or of a “subsidiary company”of a “holding company,”within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        5.17 Insurance.

        The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities (other than normal life insurance risk), under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation has been received by the Borrower or any of its Subsidiaries with respect to any such insurance policies, and the Borrower and each of its Subsidiaries are in substantial compliance with all conditions contained therein.

        5.18 Certain Contracts.

        Schedule 5.18 lists, as of the Closing Date, each material contract, agreement or commitment, written or oral, other than Reinsurance Agreements and Insurance Agreements, to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (other than insurance policies written in the ordinary course of business) and that (i) relates to employment or labor matters, (ii) involves aggregate consideration payable to or by any party thereto of $1,000,000 or more or (iii) is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of the Borrower or any of its Subsidiaries, and also indicates the parties, subject matter thereof. As of the Closing Date, each such contract is in full force and effect, and neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in breach of or in default under any such contract. As of the Closing Date, none of such other parties has notified the Borrower that it has any presently exercisable right to terminate any such contract nor will any such other party have any right to terminate any such contract on account of the execution, delivery and performance of the Loan Documents.

        5.19 Reinsurance Agreements.

               (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ended December 31, 2001, there are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect; none of the Insurance Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in material breach of or default under any such contract; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a material default thereunder by such party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant annual Statement or Quarterly Statement at the time prepared. Except as set forth on Schedule 5.19 each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement on the Closing Date either: (i) has a claims paying rating of “A-”or better by A.M. Best &Company, or, if not rated by A.M. Best Company, has a financial strength rating of “A-”or better by S&P or “A3”or better by Moody’s or (ii) has provided collateral in favor of the applicable Insurance Subsidiary of the type and in an amount described in Schedule 5.19.

               (b) As of the Closing Date, no Insurance Subsidiary has any reinsured obligations under any Surplus Relief Reinsurance Agreement.

        5.20 Collateral Documents.

        The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Borrower and its Subsidiaries in the collateral described therein.

ARTICLE VI
AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        6.1 GAAP Financial Statements.

        The Borrower will deliver to each Lender:

               (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the third fiscal quarter ending September 30, 2002, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, comprehensive income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

               (b) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2002, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, comprehensive income, stockholders’equity and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP, and (ii) unaudited consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, in reasonable detail, all prepared in accordance with GAAP applied on a consistent basis with that of the preceding fiscal year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such fiscal year.

        6.2 Statutory Financial Statements.

        The Borrower will deliver to each Lender:

               (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the third fiscal quarter ending September 30, 2002, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

               (b) As soon as available and in any event within sixty-five (65) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2002, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices; and

               (c) As soon as available and in any event within one hundred twenty-six (126) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2002, a Combined Annual Statement of PMACIC and its Consolidated Affiliates as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices.

        6.3 Other Business and Financial Information.

        The Borrower will deliver to each Lender:

               (a) Concurrently with each delivery of the financial statements described in Sections 6.1, 6.2(a) and (b), a Compliance Certificate in the form of Exhibit C-1 (in the case of the financial statements described in Section 6.1) or Exhibit C-2 (in the case of the financial statements described in Section 6.2) with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of the Borrower (or a vice president of the Borrower having significant responsibility for financial matters), together, in the case of the financial statements described in Section 6.1, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.12(a), (b), and (e) as of the last day of the period covered by such financial statements, and in the case of the financial statements described in Sections  6.2, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.12(c) and (d) as of the last day of the period covered by such financial statements;

               (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2002, a copy of each Insurance Subsidiary’s “Statement of Actuarial Opinion”(or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary’s loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary’s jurisdiction of domicile;

               (c) Promptly upon the sending or filing thereof, copies of any “internal control”letter filed by or on behalf of the Borrower or any of its Subsidiaries with any Insurance Regulatory Authority;

               (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any of its

Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all significant reports on examination or similar significant reports, financial examinations reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary’s insurance business, and (iv) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates;

               (e) Promptly upon (and in any event within three (3) Business Days or, in the case of clause (iv) ten (10) Business Days, after) an officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

     (i) the occurrence of any Default or Event of Default, together with a written statement of the chief executive officer or chief financial officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

     (ii) the commencement or threat of commencement of any litigation or proceeding (or any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or Section 6.3(e)(ii)) affecting the Borrower or any Subsidiary (i) in which the amount of damages claimed is $10,000,000 (or its equivalent in another currency or currencies) (net of reinsurance coverage) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

     (iii) the receipt by the Borrower or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (A) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law and that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

     (iv) the occurrence of any of the following, together with a reasonably detailed description thereof and copies of any filings, communications, reports or other information relating thereto made available to the Borrower or any of its Subsidiaries: (A) the assertion or threat of assertion, of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (B) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws by the Borrower or any of its Subsidiaries; (C) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Materials on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries or (D) notice of the existence of any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws; but in each case under clauses (A), (B), (C) and (D) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

(v) the occurrence of any other litigation or proceeding affecting the Borrower or any of its Subsidiaries which the Borrower would be required to report to the SEC pursuant to the Exchange Act;

     (vi) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect;

     (vii) if and when any member of the ERISA Group (A) knows that the plan administrator of any Plan has given or is required to give notice of any Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Pension Plan, a copy of such notice; (D) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (E) gives notice of withdrawal from any Pension Plan pursuant to Section 4063 of ERISA, a copy of such notice; (F) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; or (G) receives any notice from a Governmental Authority with respect to (i) an ERISA Event, (ii) a material increase in the Unfunded Pension Liability of any Pension Plan, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any member of the ERISA Group, or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

     (viii) of (x) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect; and (y) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect; and

     (ix) any other matter or event that has, or would have a Material Adverse Effect together with a written statement of the chief executive officer or chief financial officer of the Borrower setting forth the name and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

               (f) Promptly, notice of (i) the occurrence of any material amendment or modification to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any such agreements that are in a runoff mode on the Closing Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by the Borrower or any of its Subsidiaries of any written notice of any denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party which would be reasonably likely to have a Material Adverse Effect;

               (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including, without limitation, financial, actuarial and other information with respect to Reinsurance Agreements) as the Administrative Agent or any Lender may from time to time reasonably request;

               (h) Upon the request of the Administrative Agent at the direction of the Required Lenders (which absent a showing of good cause shall not be more often than one time during any twelve-month period), at the Borrower’s expense, deliver to each Lender within ninety (90) days of such request an actuarial review of the liabilities and other items of each Insurance Subsidiary prepared by an actuary or a firm of actuaries reasonably acceptable to the Administrative Agent, such actuarial review to be in form and substance reasonably acceptable to the Required Lenders; and

               (i) As promptly as possible, any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries.

        6.4 Corporate Existence; Franchises; Maintenance of Properties.

        The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section

7.1. The Borrower will, and will cause each of its Subsidiaries to, (a) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (b) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

        6.5 Compliance with Laws.

        The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

        6.6 Payment of Obligations.

        The Borrower will, and will cause each of its Subsidiaries to, (a) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

        6.7 Insurance.

        The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities (other than normal life insurance risk), of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

        6.8 Maintenance of Books and Records; Inspection.

        The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or Statutory Accounting Practices, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender, at the Administrative Agent’s or Lender’s expense (except as provided in Section 10.4), to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, with the prior consent of the Borrower (such consent not to be unreasonably withheld), the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

        6.9 Dividends.

        The Borrower will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to the Borrower as shall be necessary for the Borrower to make payments of the Obligations. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments, the Borrower will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

        6.10 Ownership of Insurance Subsidiaries.

        The Borrower will cause each of its Insurance Subsidiaries to remain at all times a Wholly Owned Subsidiary of the Borrower, except as expressly permitted otherwise by Section 7.1.

        6.11 Further Assurances.

        The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

        6.12 Financial Covenants.

               (a) Capitalization Ratio. The Borrower will not permit the Capitalization Ratio to be greater than 0.35 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 2002.

               (b) Cash Coverage Ratio. The Borrower will not permit the Cash Coverage Ratio to be less than 1.75 to 1.0, with respect to any four consecutive fiscal quarter period ending on or after September 30, 2002.

               (c) Statutory Surplus. The Borrower will cause the Consolidated Statutory Surplus of the Insurance Subsidiaries domiciled in the United States to be not less than $500,000,000 at all times from and after the Closing Date.

               (d)  Risk-Based Capital. The Borrower will not permit “total adjusted capital”(within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the “Model Act”)) of any Material Insurance Subsidiary domiciled in the United States to be less than one hundred fifty percent (150%), as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 2002, of the applicable “Company Action Level RBC”(within the meaning of the Model Act) (it being understood that any calculation, other than at a fiscal year end, shall be based upon estimates).

               (e) Ratio of Reinsurance Recoverables to Stockholders’Equity. The Borrower will not permit the ratio for it and its Subsidiaries on a consolidated basis of (a) Reinsurance Recoverables to (b) Stockholders’Equity, as such terms are defined in accordance with GAAP, at any time to exceed 3.0 to 1.0.

ARTICLE VII
NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        7.1 Merger; Consolidation; Disposition of Assets.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, enter into any consolidation, merger or other combination, or sell, assign, lease, convey, transfer, assumption reinsure or otherwise dispose of (whether in one or a series of transactions) all or any substantial portion of its assets, business or properties outside of the ordinary course of its business, or agree to do any of the foregoing; provided, however, that:

               (a) any Subsidiary may merge or consolidate with, or sell or otherwise dispose of assets to, another Subsidiary or the Borrower so long as (y) the surviving or transferee corporation is the Borrower or a Wholly Owned Subsidiary and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

               (b) the Borrower and its Subsidiaries may (x) sell, or otherwise dispose of, the capital stock or all or any portion of the assets, business or properties of a Subsidiary that is not a Material Subsidiary, (y) liquidate, windup or dissolve any Subsidiary that is not a Material Subsidiary, and (z) sell, or otherwise dispose of, any asset or group of assets constituting less than (calculated net of liabilities transferred in connection therewith) (1) in any single transaction or series of related transactions, ten percent (10%) of Consolidated Statutory Surplus as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and (2) during any fiscal year, in the aggregate with all such other sales pursuant to this clause (z), thirty percent (30%) of Consolidated Statutory Surplus as of the end of the immediately preceding fiscal year.

        Notwithstanding the foregoing, the Borrower will not, and will not permit or cause any of its Subsidiaries to sell, or otherwise dispose of, any capital stock of any Material Subsidiary, other than Caliber One Indemnity Company.

        7.2 Indebtedness.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Indebtedness other than:

               (a) Indebtedness under the Letter of Credit Agreement and any other Credit Document (as therein defined), provided the aggregate principal amount thereof does not exceed $67,500,000;

               (b) Indebtedness of any Wholly Owned Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary and of the Borrower to any Wholly Owned Subsidiary;

               (c) Indebtedness (other than Indebtedness specified in clauses (a) through (c) above but including Obligations then outstanding) in the aggregate principal amount not exceeding $200,000,000 at any time outstanding, which Indebtedness, other than the Obligations, shall mature at least one year after the Stated Maturity Date;

               (d) Indebtedness of up to $4,000,000 relating to guarantees of officer loans under the Borrower's 1998 Financial Support Program; and

               (e) Indebtedness not greater than $9,200,000 relating to guarantees of obligations of Walnut Towers Associates in existence on the date hereof or incurred prior to December 31, 2002.

        7.3 Liens.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

               (a) Liens created under the Letter of Credit Agreement and the Credit Documents (as therein defined);

               (b) Liens (y) in existence on the Closing Date and set forth on Schedule 7.3 and (z) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Lien, provided that such Indebtedness is not increased and is not secured by any additional assets;

               (c) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

               (d) Liens (other than any lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(h)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

               (e) Liens for taxes, assessments or other governmental charges or statutory obligations, that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

               (f) Liens in connection with pledges and deposits made pursuant to statutory and regulatory requirements of Insurance Regulatory Authorities by an Insurance Subsidiary in the ordinary course of its business, for the purpose of securing regulatory capital or satisfying other financial responsibility requirements;

               (g) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

               (h) Liens in favor of the Administrative Agent and the Lenders hereunder; and

               (i) Liens (other than Liens specified in clauses (a) through (h) above) securing obligations in the aggregate principal amount not exceeding, at any time, the greater of (y) five percent (5%) of Consolidated Net Worth as of the end of the immediately preceding fiscal year or (z) $20,000,000.

        Without limiting the foregoing, the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into any Lien upon the capital stock of any Subsidiary of the Borrower except pursuant to the Pledge Agreement.

        7.4 Investments; Acquisitions.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person, or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), or make a commitment or otherwise agree to do any of the foregoing, if, immediately after any such Investment, the amount of the cash, Cash Equivalents and Investment Grade Securities owned by the Borrower and its Subsidiaries, on a consolidated basis, would be less than eighty-five percent (85%) of the total Invested Assets of the Borrower and its Subsidiaries determined as of the end of the most recent fiscal quarter.

        7.5 Restricted Payments.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options (other than employee stock options) to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing (all of the foregoing being referred to as “Restricted Payments”), except that:

     (i) each Wholly Owned Subsidiary may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary to the extent permitted under applicable Requirements of Law and, as to the Insurance Subsidiaries, by each relevant Insurance Regulatory Authority,

     (ii) the Borrower may declare and make dividend payments or other distributions, and may purchase, redeem, retire or otherwise acquire shares of its capital stock, in cash or in-kind, in each case, provided that immediately after giving effect thereto, no Default or Event of Default would exist, and

(iii) the Borrower may make payments and distributions otherwise prohibited under this Section 7.5 in amounts not in excess of $20,000,000 in any fiscal year.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any Indebtedness or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes except prepayments of the Obligations.

        7.6 Transactions with Affiliates.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm’s length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

               (a) transactions described on Schedule 7.6 or otherwise expressly permitted hereunder; and

               (b) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

        7.7 Certain Amendments.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, (a) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Indebtedness or (b) amend or modify its articles or certificate of incorporation or bylaws, in each case under clauses (a) and (b) other than any amendments or modifications that could not reasonably be expected to affect the Lenders adversely.

        7.8 Lines of Business.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage to any substantial degree in any business other than the lines of property and casualty insurance or reinsurance business and other businesses engaged in by the Borrower and its Subsidiaries on the date hereof or a business reasonably related thereto.

        7.9 Limitations on Certain Restrictions.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents or the Revolving Credit Agreement and the Credit Documents (as therein defined), (b) the ability of the Borrower or any Subsidiary to grant, assume or permit to exist any Lien upon any of its assets or properties as security, directly or indirectly, for the Obligations, other than the restrictions, set forth in the Loan Documents, Letter of Credit Agreement, the Credit Documents (as therein defined) and the documents evidencing Indebtedness permitted under Section 7.2(c), or (c) the ability of any Subsidiary of the payments or other distributions in respect of its capital to the Borrower or any other Subsidiary, or to transfer to the Borrower or any other Subsidiary, in each case other than existing under or by reason of the Loan Documents, Letter of Credit Agreement, Credit Documents (as therein defined) or applicable Requirements of Law.

        7.10 Fiscal Year.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (a) the Borrower shall have given the Lenders written notice of its intention to change such ending date at least sixty (60) days prior to the effective date thereof and (b) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Lenders, to reflect the new fiscal year ending date.

        7.11 Accounting Changes.

        The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or financial reporting practices, except as may be required by GAAP or Statutory Accounting Practices, as applicable, and any change to an accounting principle that can be demonstrated by the Borrower to be “preferable”in accordance with Statements on Auditing Standards No. 58 as promulgated by the Auditing Standards Board.

        7.12 Reinsurance Agreements.

        The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to be or become a party to any reinsurance agreements with any reinsurer with a claims paying rating not equal to “A-”or better by A.M. Best &Company (or if not rated by AM Best &Company with an insurer financial strength rating less than “A-”by S&P or “A3”by Moody’s); other than (a) as set forth in Schedule 5.19, (b) reinsurance agreements fully supported by letters of credit of banks with long term, unsecured non-credit enhanced debt rated A+ or better by S&P and (c) reinsurance agreements fully secured by Investment Grade Securities.

        7.13 Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit Capital Expenditures in any fiscal year in excess of $25,000,000 in the aggregate.

ARTICLE VIII
EVENTS OF DEFAULT

        8.1 Event of Default. Any of the following shall constitute an "Event of Default":

               (a) Non-Payment. The Borrower fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) within three days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) Representation or Warranty. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

               (c)Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.3, 6.4(a), 6.12 or in Article VII; or

               (d) Other Defaults. The Borrower or any of its Subsidiaries fails to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Loan Documents and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period after the Borrower acquires knowledge thereof of (a) five (5) days with respect to covenants set forth in Sections 6.1 or 6.2 or (b) thirty (30) days with respect to any other condition, covenant or agreement; or

               (e) Cross-Default. The Borrower or any of its Subsidiaries shall (a) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (b) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of no lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

               (f) Insolvency; Voluntary Proceeding. The Borrower or any of its Subsidiaries shall (a) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (b) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (a) above, (c) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (d) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (e) make a general assignment for the benefit of creditors or (f) take any corporate action to authorize or approve any of the foregoing; or

               (g) Involuntary Proceedings. (i) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding and (ii) any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Insurance Subsidiary, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

               (h) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a Trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

               (i) Monetary Judgments. Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $5,000,000 (other than a liability of an Insurance Subsidiary under an insurance contract written in the ordinary course of business) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties, and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days; or

               (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower or any subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there will be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k) Change of Control. There occurs any Change of Control; or

               (l) Loss of Licenses. Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

               (m) Use of Proceeds. The use of proceeds of any Loan made hereunder in violation of Section 2.8; or

               (n) Loan Documents.

     (i) any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto or the Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

     (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

               (o) Debt Rating. The Debt Rating shall be downgraded below BBB- or there shall no longer be a Debt Rating.

        8.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

               (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

               (b) by notice of any Event of Default under this Agreement, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, except as provided above, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower provided that no such notice shall be required in respect of an Event of Default under subsections (f) or (g) of Section 8.1; and

               (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

        8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE IX
THE AGENT

        9.1 Appointment and Authorization; “Administrative Agent.”Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “administrative agent”in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

        9.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to,

approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

               9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

               9.6 Credit Decision. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

               9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related

Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        9.8 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender”and “Lenders”include Bank of America in its individual capacity.

        9.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days’notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent”shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

        9.10 Withholding Tax and Tax Forms.

        (a) (i) Each Lender that is not a “United States person”within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws or regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for Taxes from amounts payable to such Foreign Lender.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.1  (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 9.10(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this

Section 9.10(a); provided that if such Lender shall have satisfied the requirement of this Section 9.10(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 9.10(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 9.10(a).

               (b) Upon the request of the Administrative Agent, each Lender that is a “United States person”within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.

               (c) If any Lender or Participant fails to deliver the forms specified under subsections (a) and (b) of this Section 9.10, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax or back-up withholding tax imposed by the Code, without reduction.

               (d) If any Governmental Authority asserts that Administrative Agent or Borrower did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify such Administrative Agent or Borrower, as the case may be, therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of such Administrative Agent or Borrower. The obligation of Persons under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

        9.11 Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the

Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in subsection 10.1(f); or (v) as provided under Section 10.11. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this subsection 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent’s rights under this Section 9.11.

               (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower’s obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

        9.12 Syndication Agent; Documentation Agent. None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent ”or “documentation agent”shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a “syndication agent ”or “documentation agent”shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X
MISCELLANEOUS

        10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Administrative Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) unless the affected Lender shall so consent except as set forth in Section 2.17;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

               (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders; or

               (f) release of all or substantially all of the Collateral except as otherwise may be provided in the Collateral Document or except where the consent of the Required Lenders only is specifically provided for; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        10.2 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Administrative Agent shall not be effective until actually received by the Administrative Agent.

               (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

        10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.4 Costs and Expenses. The Borrower shall:

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent) and each Lender within five Business Days after presentation of a statement or invoice (subject to subsection 4.1(a)(v)) for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent) and each Lender in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Administrative Agent) and any Lender with respect thereto; and

               (b) pay or reimburse the Administrative Agent, the Lead Arranger and each Lender within five Business Days after presentation of a statement or invoice (subject to subsection 4.1(a)(v)) for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any “workout”or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

               (c) pay or reimburse Bank of America (including in its capacity as Administrative Agent) within five Business Days after presentation of a statement or invoice (subject to subsection 4.1(a)(v)) for all appraisal (including the non-duplicative allocated cost of internal appraisal services), audit, environmental inspection and review (including the non-duplicative allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Bank of America (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

        10.5 Borrower Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

               (b) In no event shall any site visit, observation, or testing by the Administrative Agent or any Lender (or any contractee of the Administrative Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Administrative Agent nor any Lender shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Lender.

               (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section shall be paid within 30 days after demand in writing setting forth in reasonable detail the reason for such demand.

        10.6 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set- off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

        10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

        10.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default or a Default) and the Administrative Agent, which consent of the Borrower shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000; provided, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E(“Assignment and Acceptance”) and (C) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

               (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent as set forth in clause (a) above with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Immediately upon each Assignee’s making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto. Upon request of the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale of such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

               (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Payment Office within the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and the other rights and obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection of the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (e) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates thereof or Affiliates of the Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; providedthat no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. Subject to subsection (f) of this Section, in the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3and 10.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

        (f) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 9.10 as though it were a Lender.

        (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        10.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Borrower or any Subsidiary, or by the Administrative Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

        10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative

Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.11 Collateral Release. The Lenders agree to release the collateral pledged under the Pledge Agreement and to terminate the Pledge Agreement concurrently with the Borrower raising at least $75,000,000 proceeds from the issuance of debt with a term of at least five years, so long as at such time no Event of Default or Default shall have occurred and be continuing. The Lenders agree to cooperate with the Borrower to release such collateral concurrently with the receipt of proceeds of at least $75,000,000.

        10.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

        10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.15 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        10.16 Removal and Replacement of Lenders.

               (a) Under any circumstances set forth in this Agreement providing that the Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender’s Commitment and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to the Borrower and the Administrative Agent. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest and fees owing to such Lender through the date of termination or assignment and reimbursement of any loss or expense incurred as set forth in Section 3.4 and (y) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver a Notice of Assignment and Acceptance covering that Lender’s Commitment. The Administrative Agent shall distribute an amended Schedule 2.1, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

               (b) In order to make all Lender’s interests in any outstanding Loans ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.4. The Borrower may then request Loans from Lenders in accordance with their revised Pro Rata Shares.

        10.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF

THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        10.18 Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

PMA CAPITAL CORPORATION
By:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and a Lender
By:
Title:

FLEET NATIONAL BANK, as Syndication Agent and a Lender
By:
Title:

CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent and a Lender
By:
Title:

PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this “Agreement”) dated as of September 20, 2002 is between PMA CAPITAL CORPORATION (the “Borrower”) and Bank of America, N.A. in its capacity as administrative agent for the Lender Parties referred to below (in such capacity, the “Agent”).

W I T N E S E T H:

        WHEREAS, pursuant to a Credit Agreement dated as of September 20, 2002 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions (such financial institutions, together with their respective successors and assigns, collectively the “Lenders”and individually each a “Lender”), Fleet National Bank, as Syndication Agent, Credit Lyonnais New York Branch, as Documentation Agent and the Agent, the Lenders have agreed to make loans to Borrower from time to time; and

        WHEREAS, it is a condition precedent to the making of loans under the Credit Agreement that the Borrower execute and deliver this Agreement;

        NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Borrower under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. When used herein, (a) capitalized terms which are not otherwise defined have the meanings assigned thereto in the Credit Agreement; and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Collateral—see Section 2.

     Default means the occurrence of any of the following events: (a) any Event of Default; or (b) any warranty of the Borrower herein is untrue or misleading in any material respect and, as a result thereof, the Agent’s security interest in any material portion of the Collateral is not perfected or the Agent’s rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

Lender Party means each Lender.

        2. Pledge. As security for the payment of all Obligations, the Borrower hereby pledges to the Agent for the benefit of the Agent and the Lender Parties, and grants to the Agent for the benefit of the Agent and the Lender Parties a continuing security interest in, all of the following:

A. All of the shares of stock and other securities described in Schedule I hereto, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

B. All additional shares of stock of any of the Issuers listed in Schedule I hereto at any time and from time to time acquired by the Borrower in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

C. All other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

D. All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

        The Borrower agrees to deliver to the Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral and any Collateral (other than dividends which the Borrower is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time come into the possession or control of the Borrower; and prior to the delivery thereof to the Agent, such Collateral shall be held by the Borrower separate and apart from its other property and in express trust for the Agent.

        3. Warranties; Further Assurances. The Borrower warrants to the Agent and each Lender Party that: (a) the Borrower is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of the Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; (b) the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in the Collateral in favor of the Agent; (c) all shares of stock referred to in Schedule I hereto are duly authorized, validly issued, fully paid and non-assessable; (d) as to each Issuer whose name appears in Schedule I hereto, the Collateral represents on the date hereof not less than the applicable percentage (as shown in Schedule I hereto) of the total shares of capital stock issued and outstanding of such Issuer; and (e) the information contained in Schedule I hereto is true and accurate in all respects.

        Unless this Agreement is otherwise terminated and the pledge released pursuant to Section 10.11 of the Credit Agreement, so long as any of the Obligations shall be outstanding or any commitment shall exist on the part of the Agent or any Lender Party with respect to the creation of any Obligations, the Borrower (i) shall not, without the express prior written consent of the Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral; (ii) shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Agent) and do such other acts and things, all as the Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Obligations; (iii) will execute and deliver to the Agent such stock powers and similar documents relating to the Collateral, reasonably satisfactory in form and substance to the Agent, as the Agent may reasonably request; and (iv) will furnish the Agent or any Lender Party such information concerning the Collateral as the Agent or such Lender Party may from time to time reasonably request, and will permit the Agent or any Lender Party or any designee of the Agent or any Lender Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Borrower which pertain to the Collateral, and will, upon request of the Agent at any time when a Default has occurred and is continuing, deliver to the Agent all of such records and papers.

        4. Holding in Name of Agent, etc. The Agent may, to the fullest extent permitted by applicable law, from time to time after the occurrence and during the continuance of a Default take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Agent or any nominee or sub-agent for the Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Borrower to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

        5. Voting Rights, Dividends, etc. (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Agent has not given the notice referred to in paragraph (b) below:

A. The Borrower shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Borrower of stock purchase or subscription rights may be made only from funds of the Borrower not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided that the Borrower agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof.

B. The Borrower shall be entitled to receive, retain and use any and all lawful dividends payable in respect of the Collateral which are paid in cash or in Investment Grade Securities by any Issuer if such dividends are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Borrower, shall be forthwith delivered to the Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

C. The Agent shall execute and deliver, or cause to be executed and delivered, to the Borrower all such proxies, powers of attorney, dividend orders and other instruments as the Borrower may request for the purpose of enabling the Borrower to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends which it is authorized to retain pursuant to clause (B) above.

        (b) Upon notice from the Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Borrower is entitled to exercise pursuant to Section 5(a)(A)hereof, and all rights of the Borrower to receive and retain dividends pursuant to Section 5(a)(B)hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Agent pursuant to this paragraph (b)shall be retained by the Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

        6. Remedies. Whenever a Default shall exist, the Agent may, to the fullest extent permitted by applicable law, exercise from time to time any rights and remedies available to it under the Uniform Commercial Code (the “UCC”) as in effect in New York or otherwise available to it. Without limiting the foregoing, whenever a Default shall exist the Agent (a) may, to the fullest extent permitted by applicable law, without advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of the Borrower therein and thereto, at any public or private sale or brokers’board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in accordance with Section 10.2 of the Credit Agreement. Any proceeds of any of the Collateral may be applied by the Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys’fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Obligations, and in such order of application, as the Agent may from time to time elect (and, after payment in full of all Obligations, any excess shall be delivered to the Borrower or as a court of competent jurisdiction shall direct).

        The Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Borrower agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Agent shall not be liable or accountable to the Borrower for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

        7. Termination. This Agreement shall terminate upon the earlier of: (a) payment of all Obligations or (b) as set forth in Section 10.11 of the Credit Agreement. The Agent shall deliver to the Borrower, concurrently with the termination of this Agreement, all Collateral and any stock powers related thereto. Further, concurrently with the termination of this Agreement, the Agent shall execute such documents as may be necessary to evidence the termination of this Agreement, including, without limitation, any Uniform Commercial Code termination statement.

        8. General. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it gives the Collateral the same degree of care and protection that it gives to Investment Property (as such term is defined in the UCC) held in custody for its customers generally. In addition to the foregoing, the Agent may take such action for the custody and preservation of the Collateral as the Borrower shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

        The Borrower will not permit the Issuer to transfer any capital stock of a Material Subsidiary to the Borrower or any Affiliate, unless the Borrower or such Affiliate shall pledge such stock as additional collateral pursuant to a pledge agreement in substantially the same form as this Agreement.

        No delay on the part of the Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        All obligations of the Borrower and all rights, powers and remedies of the Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Obligations or any security therefor.

        This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be fully performed in such State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        This Agreement shall be binding upon the Borrower and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Agent and the successors and assigns of the Agent.

        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

PMA Capital Corporation

Address: Mellon Bank Center, Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590	By:
Attention: Frank Pantazopoulos	Title:

BANK OF AMERICA, N.A., as Administrative Agent

Address: 231 South LaSalle Street
Chicago, IL 60697	By:
Attention: Mehul Mehta	Title:

SCHEDULE I
TO PLEDGE AGREEMENT

STOCK

Issuer	Certificate No.	No. of Pledged Shares	Pledged Shares as % of Total Shares Issued and Outstanding	Total Shares of Issuer Outstanding

PMA Capital Insurance Company	1	500,000	100%	500,000